As filed with the Securities and Exchange Commission on November 9, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

P3 Health Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8000 (Primary Standard Industrial Classification Code Number)	85-2992794 (I.R.S. Employer Identification Number)
2370 Corporate Circle, Suite 300
Henderson, NV 89074
(702) 910-3950
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Jessica Puathasnanon
Chief Legal Officer
2370 Corporate Circle, Suite 300
Henderson, NV 89074
(702) 910-3950
(Address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Charles K. Ruck
Wesley C. Holmes
Elisabeth M. Martin
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
(212) 906-1200
Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement contains:
•
a base prospectus, which covers the offering, issuance and sale by us of up to $250,000,000 in the aggregate of the securities identified herein from time to time in one or more offerings; and

•
a sales agreement prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $75,000,000 of our Class A common stock that may be issued and sold under the Open Market Sale AgreementSM, or the sales agreement, with Jefferies LLC, or Jefferies, or the ATM Program.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus. The $75,000,000 of Class A common stock that may be offered, issued and sold under the sales agreement prospectus supplement is included in the $250,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sales agreement with Jefferies, any portion of the $75,000,000 included in the sales agreement prospectus supplement that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $75,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated November 9, 2023
PROSPECTUS
P3 Health Partners Inc.
$250,000,000
Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may offer and sell up to $250,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our Class A Common Stock trades on the Nasdaq Stock Market (“Nasdaq”) under the ticker symbol “PIII” and our warrants trade on Nasdaq under the ticker symbol “PIIIW”. On November 8, 2023, the closing sale price of our Class A Common Stock as reported by Nasdaq was $1.31 per share and the closing price of our warrants was $0.13 per warrant.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $250,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, and we are responsible for the accuracy of the data, statistics and forecasts, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “P3,” “we,” “our,” “us” and the “Company” in this prospectus, we mean P3 Health Partners Inc. and its consolidated subsidiaries, unless otherwise specified. References to “Foresight” refer to the Company prior to the consummation of the Business Combinations (as defined below), references to “Legacy P3” refer to P3 Health Group Holdings, LLC prior to the consummation of the Business Combinations and references to “P3 LLC” refer to P3 Health Group, LLC following the consummation of the Business Combinations. When we refer to “you,” we mean the potential holders of the applicable series of securities.
We have proprietary rights to trademarks that are used in this prospectus and the documents incorporated by reference herein, which are important to our business and many of which are registered under applicable intellectual property laws. Solely for convenience, the trademarks, service marks, logos and trade names referred to in this prospectus and the documents incorporated by reference herein may be without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, service marks and trade names. This prospectus and the documents incorporated by reference herein contain additional trademarks, service marks and trade names of others, which are the property of their respective owners. All trademarks, service marks and trade names appearing in this prospectus and the documents incorporated by reference herein are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is http://www.p3hp.org. Information contained in or accessible through our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
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Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, and as amended on Form 10-K/A, filed with the SEC on May 1, 2023 (the “Form 10-K”);

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The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 8, 2023;

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 10, 2023, August 7, 2023, and November 8, 2023, respectively;

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Our Current Reports on Form 8-K, filed with the SEC on January 25, 2023, March 31, 2023, April 7, 2023, April 25, 2023, July 26, 2023 and November 9, 2023; and

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The description of our Class A Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 8, 2021, as updated in Exhibit 4.4 to the Form 10-K, as well as any additional amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
P3 Health Partners Inc.
2370 Corporate Circle, Suite 300
Henderson, NV 89074
(702) 910-3950
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
Overview
P3 is a patient-centered and physician-led population health management company. We strive to offer superior care to all those in need. We believe that the misaligned incentives in the fee-for-service (“FFS”) healthcare payment model and the fragmentation between physicians and care teams has led to sub-optimal clinical outcomes, limited access, high spending and unnecessary variability in the quality of care. We believe that a platform such as ours, which helps to realign incentives and focuses on treating the full patient, is uniquely positioned to address these healthcare challenges.
We have leveraged the expertise of our management team’s more than 20 years of experience in population health management, to build our “P3 Care Model.” The key attributes that differentiate P3 include: 1) patient-focused model, 2) physician-led model, and 3) our broad delegated model. Our model operates by entering into arrangements with payors providing for monthly payments to manage the total healthcare needs of members attributed to our primary care physicians. In tandem, we enter into arrangements directly with existing physician groups or independent physicians in the community to join our value-based (“VBC”) care network. In our model, physicians are able to retain their independence and entrepreneurial spirit, while gaining access to the tools, teams and technologies that are key to success in a VBC model, all while sharing in the savings from successfully improving the quality of patient care and reducing costs.
We operate in the $829 billion Medicare market, which covers approximately 65 million eligible lives as of 2021. Our core focus is the MA market, which makes up approximately 48% of the overall Medicare market, or nearly 28 million Medicare eligible lives in 2022. Medicare beneficiaries may enroll in an MA plan, under which payors contract with the Centers for Medicare & Medicaid Services (“CMS”) to provide a defined range of healthcare services that are comparable to Medicare FFS (which is also referred to as “traditional Medicare”).
We predominantly enter into capitated contracts with the nation’s largest health plans to provide holistic, comprehensive healthcare to MA members. Under the typical capitation arrangement, we are entitled to per member per month (“PMPM”) fees from payors to provide a defined range of healthcare services for MA health plan members attributed to our primary care physicians (“PCPs”). These PMPM fees comprise our capitated revenue and are determined as a percent of the premium (“POP”) payors receive from CMS for these members. Our contracted recurring revenue model offers us highly predictable revenue, and rewards us for providing high-quality care rather than driving a high volume of services. In this capitated arrangement, our goals are well-aligned with payors and patients alike — the more we improve health outcomes, the more profitable we will be over time.
Under this capitated contract structure, we are generally responsible for all members’ medical costs across the care continuum, including, but not limited to emergency room and hospital visits, post-acute care admissions, prescription drugs, specialist physician spend and primary care spend. Keeping members healthy is our primary objective. When they need medical care, delivery of the right care in the right setting can greatly impact outcomes.
When our members need care outside of our network of PCPs, we utilize a number of tools including network management, utilization management and claims processing to ensure that the appropriate quality care is provided.
Our company was formed in 2017 and our first at-risk contract became effective on January 1, 2018. We have demonstrated an ability to rapidly scale, primarily entering markets with our affiliate physician model, and expanding to a PCP network of approximately 2,700 physicians, in 18 markets (counties) across five states in just over five years of operations as of September 30, 2023. As of September 30, 2023, our PCP network served approximately 105,600 at-risk MA members.
Background
On December 3, 2021, P3 Health Partners Inc. (f/k/a Foresight Acquisition Corp.) (“P3”) and P3 Health Group Holdings, LLC (“Legacy P3”) consummated the transactions contemplated by the Merger Agreement, dated as of May 25, 2021, by and among P3, Legacy P3 and FAC Merger Sub LLC (the “Merger Agreement”),

and the Transaction and Combination Agreement, dated as of May 25, 2021, by and among P3, FAC-A Merger Sub Corp., FAC-B Merger Sub Corp., CPF P3 Blocker-A, LLC, CPF P3 Blocker B, LLC, CPF P3 Splitter, LLC, Chicago Pacific Founders Fund-A, L.P. and Chicago Pacific Founders Fund-B, L.P. (the “Transaction and Combination Agreement”, and the transactions contemplated by the Merger Agreement and the Transaction and Combination Agreement, the “Business Combinations”), pursuant to which, among other things, P3 (i) acquired approximately 17.1% of the economic interests of P3 Health Group, LLC (“P3 LLC”) and became the sole managing member of P3 LLC, and (ii) acquired CPF P3 Blocker-A, LLC and CPF P3 Blocker B, LLC (collectively, the “Blockers”) by merging each of the Blockers with a wholly-owned subsidiary of P3, which merged with and into P3, with P3 as the surviving entity. In connection with the closing of the Business Combinations, P3 changed its name from Foresight Acquisition Corp. to P3 Health Partners Inc. Upon completion of the Business Combinations, we were organized in an “Up-C” structure in which P3 Health Partners Inc. directly owned approximately 17.1% of P3 LLC and became the sole manager of P3 LLC.
In connection with the closing of the Business Combinations, P3 issued (i) 8,732,517 shares of Class A Common Stock to Chicago Pacific Founders Fund-A, L.P., a Delaware limited partnership (“Blocker A Seller”), and Chicago Pacific Founders Fund-B, L.P., a Delaware limited partnership (“Blocker B Seller” and, together with Blocker A Seller, the “Blocker Sellers” and each, a “Blocker Seller”) (including 723,291 shares of Class A Common Stock held by the escrow agent) pursuant to the Transaction and Combination Agreement, and (ii) 202,024,923 shares of Class V Common Stock to the owners of Legacy P3 other than the Blocker Sellers (including 17,923,782 shares of Class V Common Stock held by the escrow agent), pursuant to the Merger Agreement.
In addition, concurrently with the closing of the Business Combinations, certain investors (the “Subscribers”) purchased from P3 an aggregate of 20,370,307 shares of Class A Common Stock (the “PIPE Shares”) for a purchase price of $10.00 per share and an aggregate purchase price of $203.7 million, pursuant to separate subscription agreements (the “Subscription Agreements”) entered into effective as of May 25, 2021, as amended by the Consent and Amendment to Subscription Agreement, entered into on November 19, 2021.
Corporate Information
We were incorporated under the laws of the State of Delaware on August 20, 2020 under the name Foresight Acquisition Corp. Upon the closing of the Business Combinations, we changed our name to P3 Health Partners Inc. Our principal executive offices are located at 2370 Corporate Circle, Suite 300, Henderson, NV 89074 and our telephone number is (702) 910-3950. Our website is www.p3hp.org. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our website in this prospectus solely as an inactive textual reference. Our Class A Common Stock trades on the Nasdaq Stock Market (“Nasdaq”) under the ticker symbol “PIII” and our warrants trade on Nasdaq under the ticker symbol “PIIIW”.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes some of the terms of our second amended and restated certificate of incorporation (the “Charter”) and amended and restated bylaws (the “Bylaws”) and of the General Corporation Law of the State of Delaware (the “DGCL”). This description is in summarized from, and qualified in its entirety by reference to, the Charter and Bylaws, each of which are included as exhibits to the registration statement of which this prospectus forms a part, as well as the relevant provisions of the DGCL. We urge you to read the Charter and Bylaws.
General
Under the Charter and Bylaws, our authorized capital stock consists of:
•
800,000,000 shares of Class A Common Stock, par value $0.0001 per share;

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205,000,000 shares of Class V Common Stock, par value $0.0001 per share; and

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10,000,000 shares of preferred stock, par value $0.0001 per share.

Certain provisions of the Charter and Bylaws summarized below may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of Class A Common Stock.
Common Stock
Class A Common Stock
Holders of shares of Class A Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of shares of Class A Common Stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.
Upon dissolution or liquidation of our company, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of Class A Common Stock and Class V Common Stock will be entitled to receive ratable portions of the remaining assets available for distribution; provided, that each holder of shares of Class V Common Stock shall not be entitled to receive more than $0.0001 per share of Class V Common Stock owned of record by such holder on the record date for such distribution and upon receiving such amount, shall not be entitled to receive any other assets or funds with respect to such shares of Class V Common Stock.
Holders of shares of Class A Common Stock do not have preemptive, subscription, redemption, or conversion rights with respect to such shares of Class A Common Stock. There are no redemption or sinking fund provisions applicable to Class A Common Stock.
Class V Common Stock
Each share of Class V Common Stock entitles its holders to one vote per share on all matters presented to our stockholders generally. Shares of Class V Common Stock will be issued in the future only to the extent necessary to maintain a one-to-one ratio between the number of P3 LLC Units held by the members of P3 LLC and the number of shares of Class V Common Stock issued and outstanding. Shares of Class V Common Stock are transferable only together with an equal number of P3 LLC Units. Only permitted transferees of P3 LLC Units held by the members of P3 LLC will be permitted transferees of Class V Common Stock.
Holders of shares of Class V Common Stock will vote together with holders of Class A Common Stock as a single class on all matters presented to our stockholders for their vote or approval, except for certain amendments to the Charter described below or as otherwise required by applicable law or the Charter.

Holders of Class V Common Stock do not have any right to receive dividends or to receive a distribution upon dissolution or liquidation other than the right to receive $0.0001 per share of Class V Common Stock. Additionally, holders of shares of Class V Common Stock do not have preemptive, subscription, redemption, or conversion rights with respect to such shares of Class V Common Stock. There will be no redemption or sinking fund provisions applicable to Class V Common Stock. Any amendment of the Charter that gives holders of Class V Common Stock (1) any rights to receive dividends or any other kind of distribution other than in connection with a dissolution or liquidation, (2) any right to convert into or be exchanged for Class A Common Stock or (3) any other economic rights will require, in addition to stockholder approval, the affirmative vote of a majority of the holders of Class A Common Stock voting separately as a class.
Preferred Stock
Under the terms of the Charter, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
We had no shares of preferred stock outstanding as of November 8, 2023.
Registration Rights
We entered into a Registration Rights and Lock-Up Agreement with the Sponsor and the P3 Equityholders in connection with the Business Combinations pursuant to which such P3 Equityholders have specified rights to require us to register all or a portion of their Registrable Securities (as defined in such agreement) under the Securities Act. In addition, we are required to register the resale of the PIPE Shares issuable pursuant to the Subscription Agreements.
Forum Selection
The Charter provides that (A) (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former director, officer, other employee or stockholder of to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Charter or the Bylaws (as either may be amended or restated) or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act. The Charter also provides that, to the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the foregoing. By agreeing to this provision, however, stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder.
Dividends
Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing our current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors our board of directors may consider relevant. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness, and therefore, do not anticipate declaring or paying any cash dividends on the Class A Common Stock in the foreseeable future.

Founder Shares
The founder shares are identical to the public shares, and holders of founder shares have the same stockholder rights as public stockholders, except that the founder shares are subject to certain transfer restrictions.
Pursuant to a letter agreement, with certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our Sponsors, each of whom will be subject to the same transfer restrictions) until the earlier of one year after the completion of the Business Combinations or earlier if, (x) subsequent to our Business Combinations, the last sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combinations, or (y) the date following the completion of our Business Combinations on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property.
Sponsor Vesting Letters
In connection with the Closing, Foresight Sponsor Group, LLC and FA Co-Investment LLC (together with Foresight Sponsor Group, LLC, the “Sponsors”) each entered into a sponsor letter agreement pursuant to which each of the Sponsors agreed to subject 25% of the shares of Class A Common Stock held by it to the vesting terms described below. In the aggregate, 2,165,937 shares of Class A Common Stock (the “Subject Sponsor Shares”) are subject to these vesting terms.
Vesting will occur as follows: (i) if, at any time during the period beginning on the first trading day after the Closing Date and ending on the fifth anniversary of the first day of trading after the Closing Date (the “Measurement Period”), the volume weighted average price of the Class A Common Stock for any 20 trading days within a period of 30 consecutive trading days is equal to or greater than $12.50 per share, 60% of the Subject Sponsor Shares will vest; (ii) if, at any time during the Measurement Period, the volume weighted average price of the Class A Common Stock for any 20 trading days within a period of 30 consecutive trading days is equal to or greater than $15.00 per share, 40% of the Subject Sponsor Shares will vest; (iii) if, at any time during the Measurement Period, the Company or one or more of its stockholders consummates an underwritten public offering of the Class A Common Stock for a price to the public of at least $11.50 per share, all of the Subject Sponsor Shares will vest; and (iv) if, at any time during the Measurement Period (which, in certain circumstances, shall be extended to the sixth anniversary after the first day of trading after the Closing Date), a change of control occurs, all of the Subject Sponsor Shares will vest.
Until and unless a Subject Sponsor Share is forfeited following the Measurement period in accordance with the sponsor vesting letter, each Sponsor will have full ownership rights to the Subject Sponsor Shares held by it (including, without limitation, the right to vote and receive dividends and distributions). Once vested, the Subject Sponsor Share will remain subject to the restrictions on transfer set forth in the Registration Rights and Lock Up Agreement, to the extent still applicable.
Redeemable Warrants
Public Warrants
Each whole Public Warrant entitles the registered holder to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combinations, except as described below. Pursuant to the Warrant Agreement, a public warrant holder may exercise its public warrants only for a whole number of shares of Class A Common Stock. This means only a whole public warrant may be exercised at a given time by a public warrant holder. No fractional warrants were issued upon separation of the Foresight Units and only whole public warrants trade. Accordingly, unless you held at least three Foresight Units, you will not be able to receive or trade a whole public warrant. The public warrants will expire five years after the completion of the Business Combinations, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation; provided, however, that the Private Placement Warrants issued to FA Co-Investment will not be exercisable more than five years from the commencement of sales in the initial public offering by Foresight of its units (the “IPO”) in accordance with FINRA Rule 5110(g)(8).
We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a public warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A Common Stock issuable upon exercise of the public warrants is then effective and a current prospectus relating to those shares of Class A Common Stock is available, subject to our satisfying our obligations described below with respect to registration.
No public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any public warrant.
We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our the Business Combinations, we will use our commercially reasonable efforts to file with the SEC, and within 60 business days following the Business Combinations to have declared effective, a registration statement covering the issuance of the shares of Class A Common Stock issuable upon exercise of the public warrants and to maintain a current prospectus relating to those shares of Class A Common Stock until the public warrants expire or are redeemed. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a public warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the public warrants for that number of shares of Class A Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the public warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the public warrants by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the volume weighted average price of the Class A Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of public warrants when the price per share of Class A Common Stock equals or exceeds $18.00.   Once the public warrants become exercisable, we may redeem the outstanding public warrants (except as described herein with respect to the Private Placement Warrants):
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in whole and not in part;

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at a price of $0.01 per public warrant;

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upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period, to each public warrant holder; and

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if, and only if, the last reported sale price of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem public warrants even if the holders are otherwise unable to exercise their public warrants.

We have established the $18.00 per share (as adjusted) redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the public warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each public warrant holder will be entitled to exercise its public warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 public warrant exercise price after the redemption notice is issued.
Redemption of public warrants when the price per share of Class A Common Stock equals or exceeds $10.00.   Commencing ninety days after the public warrants become exercisable, we may redeem the outstanding public warrants (except as described herein with respect to the Private Placement Units):
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in whole and not in part;

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at a price of $0.10 per public warrant provided that holders will be able to exercise their public warrants prior to redemption and receive that number of shares of Class A Common Stock determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of our Class A Common Stock except as otherwise described below;

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upon a minimum of 30 days’ prior written notice of redemption;

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if, and only if, the last reported sale price of our Class A Common Stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders; and

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if, and only if, there is an effective registration statement covering the issuance of the shares of Class A Common Stock issuable upon exercise of the public warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

The numbers in the table below represent the number of shares of Class A Common Stock that a public warrant holder will receive upon cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their public warrants and such warrants are not redeemed for $0.10 per public warrant), determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants, and the number of months that the corresponding redemption date precedes the expiration date of the public warrants, each as set forth in the table below.
The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a public warrant is adjusted as set forth in the first three paragraphs under the heading “— Anti-dilution Adjustments” below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a public warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a public warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a public warrant.
	Fair Market Value of Class A Common Stock
Redemption Date (period to expiration of warrants)	≥$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361

	Fair Market Value of Class A Common Stock
Redemption Date (period to expiration of warrants)	≥$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each public warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the average last reported sale price of our Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the public warrants is $11 per share, and at such time there are 57 months until the expiration of the public warrants, holders may choose to, in connection with this redemption feature, exercise their public warrants for 0.277 shares of Class A Common Stock for each whole public warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the public warrants is $13.50 per share, and at such time there are 38 months until the expiration of the public warrants, holders may choose to, in connection with this redemption feature, exercise their public warrants for 0.298 shares of Class A Common Stock for each whole public warrant. In no event will the public warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A Common Stock per public warrant (subject to adjustment). Finally, as reflected in the table above, if the public warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A Common Stock.
Any public warrants held by our officers or directors will be subject to this redemption feature, except that such officers and directors shall only receive “fair market value” for such public warrants if they exercise their public warrants in connection with such redemption (“fair market value” for such public warrants held by our officers or directors being defined as the last reported sale price of the public warrants on such redemption date).
This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the Private Placement Warrants) when the trading price for the Class A Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding public warrants to be redeemed when the Class A Common Stock is trading at or above $10.00 per share, which may be at a time when the trading price of our Class A Common Stock is below the exercise price of the public warrants. We have established this redemption feature to provide us with the flexibility to redeem the public warrants without the public warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of public warrants when the price per share of Class A Common Stock equals or exceeds

$18.00.” Holders choosing to exercise their public warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their public warrants based on an option pricing model with a fixed volatility input as of the date of the IPO prospectus. This redemption right provides us an additional mechanism by which to redeem all of the outstanding public warrants, and therefore have certainty as to our capital structure as the public warrants would no longer be outstanding and would have been exercised or redeemed, and we will effectively be required to pay the redemption price to public warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the public warrants if we determine it is in our best interest to do so. As such, we would redeem the public warrants in this manner when we believe it is in our best interest to update our capital structure to remove the public warrants and pay the redemption price to the public warrant holders.
As stated above, we can redeem the public warrants when the Class A Common Stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing public warrant holders with the opportunity to exercise their public warrants on a cashless basis for the applicable number of shares of Class A Common Stock. If we choose to redeem the public warrants when the Class A Common Stock is trading at a price below the exercise price of the public warrants, this could result in the public warrant holders receiving fewer shares of Class A Common Stock than they would have received if they had chosen to wait to exercise their public warrants for shares of Class A Common Stock if and when shares of Class A Common Stock were trading at a price higher than the exercise price of $11.50 per share.
No fractional shares of Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder. If, at the time of redemption, the public warrants are exercisable for a security other than the shares of Class A Common Stock pursuant to the Warrant Agreement, the public warrants may be exercised for such security.
Redemption Procedures and Cashless Exercise.   If we call the public warrants for redemption as described above under “— Redemption of public warrants when the price per share of Class A Common Stock equals or exceeds $18.00,” our management will have the option to require all holders that wish to exercise public warrants to do so on a “cashless basis” (such option, the “Cashless Exercise Option”). In determining whether to require all holders to exercise their public warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of public warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of our public warrants. In such event, each holder would pay the exercise price by surrendering the public warrants for that number of shares of Class A Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the public warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the public warrants by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the average last reported sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is sent to the warrant agent. If our management takes advantage of this Cashless Exercise Option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this Cashless Exercise Option feature is an attractive option to us if we do not need the cash from the exercise of the public warrants after our Business Combinations. If we call our public warrants for redemption and our management does not take advantage of this Cashless Exercise Option, our Sponsors and their permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had management taken advantage of this Cashless Exercise Option, as described in more detail below.
A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments.   If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (1) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (2) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the public warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A Common Stock in connection with the Business Combinations, or (d) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (1) to modify the substance or timing of our obligation to allow redemptions in connection with the Business Combinations or (2) with respect to any other provision relating to stockholders’ rights or pre-Business Combinations activity, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.
If the number of outstanding shares of our Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.
Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.
In addition, if (x) we issue additional shares of Class A Common Stock or equity-linked securities for capital raising purposes in connection with the closing of the Business Combinations at a newly issued price of less than $9.20 per share of Class A Common Stock, (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combinations on the date of the completion of the Business Combinations (net of redemptions), and (z) the Market Value of our Class A Common Stock is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the newly issued price, and the $18.00 per share redemption trigger price described above under “— Redemption of public warrants when the price per share of Class A Common Stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the newly issued price.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a merger or consolidation in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such merger or consolidation that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s amended and restated certificate of incorporation or as a result of the redemption of shares of Class A Common Stock by the company if a proposed Business Combinations is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Class A Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Warrant.
The Warrants were issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.
The Warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
No fractional Warrants will be issued upon separation of the Foresight Units and only whole Warrants will trade.

Private Placement Warrants
The Private Placement Warrants are identical to the Public Warrants except that, so long as they are held by our Sponsors or their permitted transferees, the Private Placement Warrants (including the underlying securities) are subject to certain transfer restrictions and the holders thereof are entitled to certain registration rights, and: (1) will not be redeemable by us; (2) may be exercised by the holders on a cashless basis; and (3) with respect to Private Placement Warrants held by FA Co-Investment, will not be exercisable more than five years from the commencement of sales in the initial public offering of Foresight’s units in accordance with FINRA Rule 5110(g)(8). If the Private Placement Warrants are held by holders other than our Sponsors or their respective permitted transferees, the Private Placement Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the public warrants.
If holders of the Private Placement Warrants elect to exercise the underlying Private Placement Warrants on a cashless basis, they would pay the exercise price by surrendering warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “sponsor fair market value” (defined below) over the exercise price of the warrants by (y) the sponsor fair market value. The “sponsor fair market value” shall mean the average last reported sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is sent to the warrant agent. The reason that we have agreed that these Private Placement Warrants will be exercisable on a cashless basis so long as they are held by our Sponsors and their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination.
If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their public warrants and sell the shares of Class A Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such Private Placement Warrants on a cashless basis is appropriate.
VGS Warrant
In connection with a promissory note, on December 13, 2022, P3 LLC and VGS entered into a Warrant (the “Warrant Agreement”). Pursuant to the Warrant Agreement, P3 LLC issued warrants to purchase 429,180 shares of Class A common stock, par value $0.0001 per share, at an exercise price of $4.26 per share to VGS. The number of shares of Class A common stock for which the warrant is exercisable and the exercise price may be adjusted upon any event involving subdivisions, combinations, distributions, recapitalizations and like transactions. Pursuant to the Warrant Agreement, the warrants and the right to purchase securities upon the exercise of the warrants will terminate upon the earliest to occur of the following: (a) December 13, 2027; and (b) the consummation of (i) a sale, conveyance, disposal, or encumbrance of all or substantially all of our or P3 LLC’s property or business or our or P3 LLC’s merger into or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or (ii) any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company or P3 LLC is disposed of.
Common Warrants and Pre-Funded Warrants
Pursuant to the Securities Purchase Agreement, entered into on March 30, 2023 by and among the Company and purchasers named therein, on April 6, 2023, we issued warrants to purchase an aggregate of 59,934,479 shares of Class A common stock and pre-funded warrants to purchase an aggregate of 10,755,490 shares of Class A common stock. Each Common Warrant has an exercise price per share of Class A common stock equal to $1.13 per share. Each pre-funded warrant has an exercise price per share of Class A common stock equal to $0.0001 per share.

Our Transfer Agent and Warrant Agent
The transfer agent for our Common Stock and warrant agent for our Warrants is Continental Stock Transfer & Trust Co. We have agreed to indemnify Continental Stock Transfer & Trust Co. in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Certain Anti-Takeover Provisions of our Charter and Bylaws
Our Charter provides that our board of directors is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.
Our authorized but unissued Class A Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Exclusive forum for certain lawsuits.   Our Charter requires, to the fullest extent permitted by law, other than any claim to enforce a duty or liability created by the Exchange Act or any other claim for which federal courts have exclusive jurisdiction, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of the State of Delaware, the stockholder bringing such suit will be deemed to have consented to service of process on such stockholder’s counsel.
Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provisions may have the effect of discouraging lawsuits against our directors and officers. In addition, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision.
Special meeting of stockholders.   Our Charter provides that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our chairman.
Advance notice requirements for stockholder proposals and director nominations.   Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the secretary to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. If our annual meeting is called for a date that is not within 45 days before or after such anniversary date, a stockholder’s notice will need to be received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which we first publicly announce the date of the annual meeting. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before such meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in the proxy statement we prepare to solicit proxies for such annual meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares of Class A Common Stock or warrants for at least six months would be entitled to sell such securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of Class A Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of shares of Common Stock then outstanding; or

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the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, which is expected to be filed promptly after completion of the Business Combinations, reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their Class A Common Stock and Warrants, pursuant to Rule 144 without registration one year after the Business Combinations.
As of December 31, 2022 we had 41,578,890 shares of Class A Common Stock outstanding. Of these shares, the 4,242,016 are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities

Act. The remaining 37,336,874 shares of Class A Common Stock are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and are subject to transfer restrictions as set forth elsewhere in this prospectus. Similarly, the shares of our Class A Common Stock and Class V Common Stock that were issued in the Business Combinations are restricted securities for purposes of Rule 144.
As of the December 31, 2022, there were outstanding warrants to purchase an aggregate of 10,819,105 shares of Class A Common Stock. Each whole warrant is exercisable for a share of Class A Common Stock, in accordance with the terms of the Warrant Agreement governing the warrants. Of these warrants, there were public warrants to purchase an aggregate of 10,551,776 shares of Class A Common Stock, which warrants are freely tradable, except for any warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. In addition, we are obligated to maintain an effective registration statement under the Securities Act covering the 10,819,105 shares of Class A Common Stock that may be issued upon the exercise of the outstanding warrants.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be named in the applicable indenture. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “P3,” “we,” “our” or “us” refer to P3 Health Partners Inc., excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities.   You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System.   Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
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we are the surviving entity or the successor person (if other than P3) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or P3 and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of P3;

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, defect or inconsistency;

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of debt securities of any series;

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to comply with the applicable procedures of the applicable depositary;

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to make any change that does not adversely affect the rights of any holder of debt securities;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
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the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

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the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

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the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

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the terms of any rights to redeem or call the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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United States federal income tax consequences applicable to the warrants; and

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any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:
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to vote, consent or receive dividends;

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receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

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exercise any rights as shareholders of P3.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
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the title of the series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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a discussion of certain United States federal income tax considerations applicable to the units; and

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any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
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DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

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we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

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an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any common stock will be listed on the Nasdaq Stock Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of P3 Health Partners Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2022 and 2021 (Successor) and for the year ended December 31, 2022 and for the period December 3, 2021 through December 31, 2021 (Successor), and the period from January 1, 2021 through December 2, 2021 (Predecessor), incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
The consolidated financial statements of P3 Health Partners Inc. (formerly known as Foresight Acquisition Corp.) as of December 2, 2021 and December 31, 2020, and for the periods from August 20, 2020 (inception) through December 31, 2020 and from January 1, 2021 through December 2, 2021, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of the Company to continue as a going concern as described in Note 1 to the consolidated financial statements), incorporated by reference into this prospectus, and is incorporated by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

The information in this preliminary prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated November 9, 2023
PROSPECTUS SUPPLEMENT
$75,000,000
Class A Common Stock
We have entered into an Open Market Sale AgreementSM, or the sales agreement, with Jefferies LLC, or Jefferies, dated November 8, 2023, as amended, relating to the sale of shares of our Class A common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of our Class A common stock, $0.0001 par value per share, having an aggregate offering price of up to $75,000,000, from time to time through Jefferies, acting as our agent.
Our Class A Common Stock trades on the Nasdaq Stock Market (“Nasdaq”) under the ticker symbol “PIII” and our warrants trade on Nasdaq under the ticker symbol “PIIIW”. On November 8, 2023, the closing sale price of our Class A Common Stock as reported by Nasdaq was $1.31 per share and the closing price of our warrants was $0.13 per warrant.
Sales of our Class A common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq or any other existing trading market for our Class A common stock. Jefferies is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The aggregate compensation payable to Jefferies as sales agent will be an amount equal to 3.0% of the gross proceeds of the shares of our Class A common stock sold through it pursuant to the sales agreement. See “Plan of Distribution” beginning on page S-15 for additional information regarding the compensation to be paid to Jefferies. In connection with the sale of the Class A common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR CLASS A COMMON STOCK.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Jefferies
           , 2023

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of our Class A common stock having an aggregate offering price of up to $75,000,000 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.
We provide information to you about this offering of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and Jefferies has not, authorized anyone to provide you with information other than that contained in this prospectus supplement, the accompanying base prospectus and any free writing prospectus. We are not, and Jefferies is not, making an offer to sell or soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Before buying any of the Class A common stock that we are offering, we urge you to carefully read this prospectus supplement, the accompanying base prospectus, any free writing prospectus and all of the documents incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.
We are offering to sell, and seeking offers to buy, shares of Class A common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the Class A common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
When we refer to “P3,” “we,” “our” and “us” in this prospectus supplement, we mean P3 Health Partners Inc. and its consolidated subsidiaries, unless otherwise specified.
We have proprietary rights to trademarks that are used in this prospectus supplement, the accompany base prospectus and the documents incorporated by reference herein and therein, which are important to our business and many of which are registered under applicable intellectual property laws. Solely for convenience, the trademarks, service marks, logos and trade names referred to in this prospectus supplement, the accompany base prospectus and the documents incorporated by reference herein and therein may be without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, service marks and trade names. This prospectus supplement, the accompany base prospectus and the documents incorporated by reference herein and therein contain additional trademarks, service marks and trade names of others, which are the property of their respective owners. All trademarks, service marks and trade names appearing in this prospectus supplement, the accompany base prospectus and the documents incorporated by reference herein and therein are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
Our website address is www.p3hp.org. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our website in this prospectus solely as an inactive textual reference.
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement or the accompanying base prospectus about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
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Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, and as amended on Form 10-K/A, filed with the SEC on May 1, 2023 (the “Form 10-K”);

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The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 8, 2023;

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 10, 2023, August 7, 2023 and November 8, 2023, respectively;

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Our Current Reports on Form 8-K, filed with the SEC on January 25, 2023, March 31, 2023, April 7, 2023, April 25, 2023, July 26, 2023 and November 9, 2023; and

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The description of our Class A Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 8, 2021, as updated in Exhibit 4.4 to the Form 10-K, as well as any additional amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
P3 Health Partners Inc.
2370 Corporate Circle, Suite 300
Henderson, NV 89074
(702) 910-3950
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY
This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our Class A common stock. Therefore, you should read this entire prospectus supplement, the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the documents incorporated by reference, before deciding to invest in our Class A common stock. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-8 of this prospectus supplement and incorporated by reference to our annual report on Form 10-K and our quarterly reports on Form 10-Q.
Our Company
P3 is a patient-centered and physician-led population health management company. We strive to offer superior care to all those in need. We believe that the misaligned incentives in the fee-for-service (“FFS”) healthcare payment model and the fragmentation between physicians and care teams has led to sub-optimal clinical outcomes, limited access, high spending and unnecessary variability in the quality of care. We believe that a platform such as ours, which helps to realign incentives and focuses on treating the full patient, is uniquely positioned to address these healthcare challenges.
We have leveraged the expertise of our management team’s more than 20 years of experience in population health management, to build our “P3 Care Model.” The key attributes that differentiate P3 include: 1) patient-focused model, 2) physician-led model, and 3) our broad delegated model. Our model operates by entering into arrangements with payors providing for monthly payments to manage the total healthcare needs of members attributed to our primary care physicians. In tandem, we enter into arrangements directly with existing physician groups or independent physicians in the community to join our value-based (“VBC”) care network. In our model, physicians are able to retain their independence and entrepreneurial spirit, while gaining access to the tools, teams and technologies that are key to success in a VBC model, all while sharing in the savings from successfully improving the quality of patient care and reducing costs.
We operate in the $829 billion Medicare market, which covers approximately 65 million eligible lives as of 2021. Our core focus is the MA market, which makes up approximately 48% of the overall Medicare market, or nearly 28 million Medicare eligible lives in 2022. Medicare beneficiaries may enroll in an MA plan, under which payors contract with the Centers for Medicare & Medicaid Services (“CMS”) to provide a defined range of healthcare services that are comparable to Medicare FFS (which is also referred to as “traditional Medicare”).
We predominantly enter into capitated contracts with the nation’s largest health plans to provide holistic, comprehensive healthcare to MA members. Under the typical capitation arrangement, we are entitled to per member per month (“PMPM”) fees from payors to provide a defined range of healthcare services for MA health plan members attributed to our primary care physicians (“PCPs”). These PMPM fees comprise our capitated revenue and are determined as a percent of the premium (“POP”) payors receive from CMS for these members. Our contracted recurring revenue model offers us highly predictable revenue, and rewards us for providing high-quality care rather than driving a high volume of services. In this capitated arrangement, our goals are well-aligned with payors and patients alike — the more we improve health outcomes, the more profitable we will be over time.
Under this capitated contract structure, we are generally responsible for all members’ medical costs across the care continuum, including, but not limited to emergency room and hospital visits, post-acute care admissions, prescription drugs, specialist physician spend and primary care spend. Keeping members healthy is our primary objective. When they need medical care, delivery of the right care in the right setting can greatly impact outcomes.
When our members need care outside of our network of PCPs, we utilize a number of tools including network management, utilization management and claims processing to ensure that the appropriate quality care is provided.
Our company was formed in 2017 and our first at-risk contract became effective on January 1, 2018. We have demonstrated an ability to rapidly scale, primarily entering markets with our affiliate physician model, and expanding to a PCP network of approximately 2,700 physicians, in 18 markets (counties) across five states in just over five years of operations as of September 30, 2023. As of September 30, 2023, our PCP network served approximately 105,600 at-risk MA members.
Background
On December 3, 2021, P3 Health Partners Inc. (f/k/a Foresight Acquisition Corp.) (“P3”) and P3 Health Group Holdings, LLC (“Legacy P3”) consummated the transactions contemplated by the Merger Agreement, dated as of May 25, 2021, by and among P3, Legacy P3 and FAC Merger Sub LLC (the “Merger Agreement”), and the Transaction and Combination Agreement, dated as of May 25, 2021, by and among P3, FAC-A Merger Sub Corp., FAC-B Merger Sub Corp., CPF P3 Blocker-A, LLC, CPF P3 Blocker B, LLC, CPF P3 Splitter, LLC, Chicago Pacific Founders Fund-A, L.P. and Chicago Pacific Founders Fund-B, L.P. (the “Transaction and Combination Agreement”, and the transactions contemplated by the Merger Agreement and the Transaction and Combination Agreement, the “Business Combinations”), pursuant to which, among other things, P3 (i) acquired approximately 17.1% of the economic interests of P3 Health Group, LLC (“P3 LLC”) and became the sole managing member of P3 LLC, and (ii) acquired CPF P3 Blocker-A, LLC and CPF P3 Blocker B, LLC (collectively, the “Blockers”) by merging each of the Blockers with a wholly-owned subsidiary of P3, which merged with and into P3, with P3 as the surviving entity. In connection with the closing of the Business Combinations, P3 changed its name from Foresight Acquisition Corp. to P3 Health Partners Inc. Upon completion of the Business Combinations, we were organized in an “Up-C” structure in which P3 Health Partners Inc. directly owned approximately 17.1% of P3 LLC and became the sole manager of P3 LLC.
In connection with the closing of the Business Combinations, P3 issued (i) 8,732,517 shares of Class A Common Stock to Chicago Pacific Founders Fund-A, L.P., a Delaware limited partnership (“Blocker A Seller”), and Chicago Pacific Founders Fund-B, L.P., a Delaware limited partnership (“Blocker B Seller” and, together with Blocker A Seller, the “Blocker Sellers” and each, a “Blocker Seller”) (including 723,291 shares of Class A Common Stock held by the escrow agent) pursuant to the Transaction and Combination Agreement, and (ii) 202,024,923 shares of Class V Common Stock to the owners of Legacy P3 other than the Blocker Sellers (including 17,923,782 shares of Class V Common Stock held by the escrow agent), pursuant to the Merger Agreement.
In addition, concurrently with the closing of the Business Combinations, certain investors (the “Subscribers”) purchased from P3 an aggregate of 20,370,307 shares of Class A Common Stock (the “PIPE Shares”) for a purchase price of $10.00 per share and an aggregate purchase price of $203.7 million, pursuant to separate subscription agreements (the “Subscription Agreements”) entered into effective as of May 25, 2021, as amended by the Consent and Amendment to Subscription Agreement, entered into on November 19, 2021.
Corporate Information
We were incorporated under the laws of the State of Delaware on August 20, 2020 under the name Foresight Acquisition Corp. Upon the closing of the Business Combinations, we changed our name to P3 Health Partners Inc. Our principal executive offices are located at 2370 Corporate Circle, Suite 300, Henderson, NV 89074 and our telephone number is (702) 910-3950. Our website is www.p3hp.org. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our website in this prospectus solely as an inactive textual reference. Under the investor relations page of the Company’s website, ir.p3hp.org, we make available free of charge a variety of information for investors, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements on Schedule 14A and any amendments to those materials filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file that material with or furnish it to the SEC. The information found on our website is not part of this or any other report we file with, or furnish to, the SEC.

THE OFFERING
Class A common stock offered by us
Shares of our Class A common stock having an aggregate offering price of up to $75,000,000.
Manner of offering
“At the market offering” that may be made from time to time on the Nasdaq Stock Market or other existing trading market for our Class A common stock through our agent, Jefferies. See the section entitled “Plan of Distribution” on page S-15 of this prospectus supplement.
Use of proceeds
We expect to use the net proceeds from this offering, if any, to fund continued growth and for general corporate purposes. See the section entitled “Use of Proceeds” on page S-12 of this prospectus supplement.
Risk factors
See “Risk Factors” beginning on page S-8 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Class A common stock.
Nasdaq Stock Market symbol
PIII

RISK FACTORS
Investment in any securities offered pursuant to this prospectus supplement and the accompanying base prospectus involves risks. You should carefully consider the risk factors described below and in our Quarterly Report on Forms 10-Q for the three months ended September 30, 2023, June 30, 2023 and March 31, 2023, respectively, incorporated by reference in this prospectus supplement, any amendment or update thereto reflected in subsequent filings with the SEC, including in our Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q, and all other documents contained or incorporated by reference in this prospectus supplement, as updated by our subsequent filings under the Exchange Act. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Risks Relating to this Offering
If you purchase shares of our Class A common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.
The price per share of our Class A common stock being offered may be higher than the net tangible book value per share of our outstanding Class A common stock prior to this offering. Assuming that an aggregate of 52,816,901 shares of our Class A common stock are sold at a price of $1.31 per share, the last reported sale price of our common stock on the Nasdaq Stock Market on November 8, 2023, for aggregate gross proceeds of approximately $75 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $1.62 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options are exercised or outstanding restricted stock units vest, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of Class A common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our Class A common stock offered in this offering.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering, if any, to fund continued growth and for general corporate purposes. The failure by our management to apply these funds effectively could harm our business. Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
Future sales or issuances of our Class A common stock in the public markets, or the perception of such sales, could depress the trading price of our Class A common stock.
The sale of a substantial number of shares of our Class A common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our Class A common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of Class A common stock or other equity-related securities would have on the market price of our Class A common stock.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Jefferies at any time throughout the term of the sales agreement. The number of shares that are sold by Jefferies after delivering a placement notice will fluctuate based on the market price of our Class A common stock during the sales period and limits we set with Jefferies. Because the price per share of each share sold will fluctuate based on the market price of our Class A common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.
The Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, future revenue, timing and likelihood of success, plans and objectives of management for future operations, future results of anticipated products and prospects, plans and objectives of management, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “would” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. The forward-looking statements in this prospectus are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of known and unknown risks, uncertainties and assumptions, including those described under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein. These forward-looking statements are subject to numerous risks, including, without limitation, the following:
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Our ability to continue as a going concern.

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Our need to raise additional capital to fund our existing operations or develop and commercialize new services or expand our operations.

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We have a history of net losses. We expect to continue to incur losses for the foreseeable future and may never achieve or maintain profitability.

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We may not be able to maintain compliance with our debt covenants in the future, or obtain required waivers from our lenders, which could result in an event of default.

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Our relatively limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.

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Intangible assets represent a substantial component of our total assets. If future operating performance were to fall below current projections of if there are material changes to management’s assumptions, we could be required to recognize non-cash charges to operating earnings for intangible asset impairment, which could be significant.

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We rely on our management team and key employees, and our business, financial condition, cash flows and results of operations could be harmed if we are unable to retain qualified personnel.

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Our growth depends in part on our ability to identify and develop successful new geographies, physician partners, payors and patients. If we are not able to successfully manage our growth or execute upon our growth strategies, there may be material adverse effect on our business, financial condition, cash flows and results of operations.

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If growth in the number of patients and physician partners on our platform decreases, or the number of services that we are able to provide to physician partners and members decreases, due to legal, economic or business developments, our business, financial condition and results of operations will be harmed.

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We primarily depend on reimbursement by third-party payors, as well as payments by individuals, which could lead to delays and uncertainties in the timing and process of reimbursement, including any changes or reductions in Medicare reimbursement rates or rules.

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The termination or non-renewal of the Medicare Advantage (“MA”) contracts held by the health plans with which we contract, or the termination or nonrenewal of our contracts with those plans, could have a material adverse effect on our revenue and our operations.

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We are dependent on our affiliated professional entities, physician partners and other providers to effectively manage the quality and cost of care and perform obligations under payor contracts.

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Reductions in the quality ratings of the health plans we serve could have a material adverse effect on our business, results of operations, financial condition and cash flows.

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We conduct business in a heavily regulated industry and if we fail to adhere to all of the complex government laws and regulations that apply to our business, we could incur fines or penalties or be required to make changes to our operations or experience adverse publicity, any or all of which could have a material adverse effect on our business, results of operations, financial condition, cash flows, and reputation.

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Developments affecting spending by the healthcare industry could adversely affect our business.

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The anticipated use of proceeds from this offering, if any.

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Other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.
You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
We may issue and sell shares of our Class A common stock having aggregate sales proceeds of up to $75,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
We intend to use the net proceeds of this offering to fund continued growth and for general corporate purposes.
The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any financing instruments. The terms of Term Loan Facility preclude us from paying cash dividends without consent. Our ability to declare dividends may also be limited by restrictive covenants pursuant to any other future debt financing agreements.

DILUTION
If you invest in our Class A common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Class A common stock immediately after this offering. Our historical net tangible book value (deficit) as of September 30, 2023 was approximately $(186.8) million, or $(0.60) per share of Class A common stock. Net tangible book value per (deficit) share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of Class A common stock and Class V common stock outstanding as of September 30, 2023.
After giving effect to the sale of our Class A common stock in the aggregate amount of $75,000,000 at an assumed offering price of $1.31 per share, the last reported sale price of our Class A common stock on the Nasdaq Global Select Market on November 8, 2023, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value (deficit) as of September 30, 2023 would have been $(115.4) million, or $(0.31) per share of Class A common stock. This represents an immediate increase in net tangible book value of $0.29 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.62 per share to new investors in this offering.
The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our Class A common stock are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices.
Assumed public offering price per share of Class A common stock		$1.31
Net tangible book value (deficit) per share as of September 30, 2023	$(0.60)
Increase in net tangible book value per share attributable to the offering	0.29
As adjusted net tangible book value per share after giving effect to the offering		(0.31)
Dilution per share to new investors participating in the offering		$1.62
The above discussion and table are based on 312,676,611 shares of our Class A common stock and Class V common stock outstanding as of September 30, 2023 and excludes:
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5,869,279 shares of Class A common stock issuable upon exercise of stock options outstanding as of September 30, 2023, at a weighted average exercise price of $4.33 per share;

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4,690,000 shares of Class A common stock issuable upon vesting of restricted stock units outstanding as of September 30, 2023; and

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8,928,988 shares of Class A common stock reserved for issuance under our 2021 Incentive Award Plan, or the 2021 Plan, as of September 30, 2023, as well as shares that become available pursuant to provisions in our 2021 Plan that automatically increase the share reserve under the plan on January 1 of each calendar year.

The foregoing table does not give effect to the exercise of any of the outstanding options or the vesting of any of the restricted stock units described above. To the extent options are exercised or the restricted stock units vest, there may be further dilution to new investors.

PLAN OF DISTRIBUTION
We have entered into a sales agreement with Jefferies, under which we may offer and sell up to $75,000,000 of our shares of Class A common stock from time to time through Jefferies acting as agent. Sales of our shares of Class A common stock, if any, under this prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time we wish to issue and sell our shares of Class A common stock under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell our shares of Class A common stock are subject to a number of conditions that we must meet.
The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of Class A common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Jefferies a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of Class A common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $125,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $1.1 million. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
Jefferies will provide written confirmation to us before the open on The Nasdaq Capital Market on the day following each day on which our shares of Class A common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of our shares of Class A common stock on our behalf, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.
The offering of our shares of Class A common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of Class A common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. We and Jefferies may each terminate the sales agreement at any time upon ten days’ prior notice.
This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.
Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.
A prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus electronically.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our Class A common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case, as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and do not currently intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our Class A common stock.
This discussion is limited to Non-U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
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U.S. expatriates and former citizens or long-term residents of the United States;

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persons holding our Class A common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies, and other financial institutions;

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real estate investment trusts or regulated investment companies;

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brokers, dealers, or traders in securities or currencies;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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S corporations or partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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tax-exempt organizations or governmental organizations;

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persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

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persons for whom our Class A common stock constitutes “qualified small business stock” under Section 1202 of the Code;

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“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

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persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

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tax-qualified retirement plans.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our Class A common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our Class A common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS NOT LEGAL OR TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person.

Distributions
As described in the section entitled “Dividend Policy,” we do not anticipate paying any dividends in the foreseeable future. However, if we do make distributions of cash or property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in our Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), then the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a United States person. In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:
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the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

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the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

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our Class A common stock constitutes a United States real property interest (“USRPI”) by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a United States person. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain realized upon the sale or other taxable disposition of our Class A common stock, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we are not currently, and we do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our Class A common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our Class A common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our Class A common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Class A common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

LEGAL MATTERS
The validity of the shares of Class A common stock offered hereby will be passed upon for us by Latham & Watkins LLP. Paul Hastings LLP, New York, New York is counsel to Jefferies in connection with this offering.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2022 and 2021 (Successor) and for the year ended December 31, 2022 and for the period December 3, 2021 through December  31, 2021 (Successor), and the period from January 1, 2021 through December 2, 2021 (Predecessor), incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
The consolidated financial statements of P3 Health Partners Inc. (formerly known as Foresight Acquisition Corp.) as of December 2, 2021 and December 31, 2020, and for the periods from August 20, 2020 (inception) through December 31, 2020 and from January 1, 2021 through December 2, 2021, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of the Company to continue as a going concern as described in Note 1 to the consolidated financial statements), incorporated by reference into this prospectus, and is incorporated by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

$75,000,000
Class A Common Stock

PROSPECTUS SUPPLEMENT

           , 2023
Jefferies

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.
SEC registration fee	$36,900
FINRA filing fee	$(1)
Printing expenses	$(1)
Legal fees and expenses	$(1)
Accounting fees and expenses	$(1)
Blue Sky, qualification fees and expenses	$(1)
Transfer agent fees and expenses	$(1)
Trustee fees and expenses	$(1)
Warrant agent fees and expenses	$(1)
Miscellaneous	$(1)
Total	$(1)

(1)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.
Our amended and restated certificate of incorporation provides that to the fullest extent permitted by the DGCL, none of our directors shall be liable to our company or our stockholders for monetary damages arising from a breach of fiduciary duty owed to our company or our stockholders. In addition, our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.
We have entered into indemnification agreements with each of our directors and executive officers in which we have agreed to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of our company or our subsidiaries.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our amended and restated certificate of incorporation, our amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.
We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
We have purchased and intend to maintain insurance on behalf of P3 Health Partners and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 16.   Exhibits
Exhibit Number	Description
1.1**	Form of Underwriting Agreement.
1.2*	Open Market Sale AgreementSM, dated as of November 9, 2023, by and between P3 Health Partners Inc. and Jefferies LLC.
3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on December 9, 2021).
3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed on December 9, 2021).
4.1	Form of Class A Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (File No. 333-251978), filed on January 19, 2021).
4.2**	Form of Specimen Certificate Representing Preferred Stock.
4.3*	Form of Indenture.
4.4**	Form of Debt Security.
4.5**	Form of Warrant.
4.6**	Form of Warrant Agreement.
4.7**	Form of Unit Agreement.
5.1*	Opinion of Latham & Watkins LLP.
23.1*	Consent of BDO USA, P.C.
23.2*	Consent of Marcum LLP.
23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (incorporated by reference to the signature page hereto).
25.1***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Debt Trustee, as trustee under the indenture filed as Exhibit 4.3 above (to be filed prior to any issuance of Debt Securities).
107*	Filing Fee Table.

*
Filed herewith.

**
To be filed by amendment or incorporated by reference in connection with the offering of the securities.

***
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.   Undertakings
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(j)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada, on this 9th day of November, 2023.
P3 Health Partners Inc.
By:
/s/ Sherif W. Abdou

Sherif W. Abdou, M.D.
Chief Executive Officer
POWER OF ATTORNEY
Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Sherif W. Abdou, M.D. and Atul Kavthekar, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Sherif W. Abdou Sherif W. Abdou, M.D.	Chief Executive Officer and Director (principal executive officer)	November 9, 2023
/s/ Atul Kavthekar Atul Kavthekar	Chief Financial Officer (principal financial officer and principal accounting officer)	November 9, 2023
/s/ Mark Thierer Mark Thierer	Chairman of the Board	November 9, 2023
/s/ Amir S. Bacchus Amir S. Bacchus, M.D.	Chief Medical Officer and Director	November 9, 2023
/s/ Gregory N. Kazarian Gregory N. Kazarian	Director	November 9, 2023
/s/ Lawrence B. Leisure Lawrence B. Leisure	Director	November 9, 2023

Signature	Title	Date
/s/ Jeffrey G. Park Jeffrey G. Park	Director	November 9, 2023
/s/ Thomas E. Price Thomas E. Price, M.D.	Director	November 9, 2023
/s/ Mary A. Tolan Mary A. Tolan	Director	November 9, 2023
/s/ Greg Wasson Greg Wasson	Director	November 9, 2023